Exhibit 13.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Andrew Cavaghan, Chief Executive Officer of Blue Gold Limited, a Cayman Islands exempted Company limited by shares (the “Company”), and Lorenz Werndle, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.	The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, to which this Certification is attached as Exhibit 13.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 28, 2026

In Witness Whereof, the undersigned have set their hands hereto as of the 28th day of April, 2026.

/s/ Andrew Cavaghan	/s/ Lorenz Werndle
Andrew Cavaghan	Lorenz Werndle
Chief Executive Officer	Chief Financial Officer

“This certification accompanies the Form 20-F to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Blue Gold Limited under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 20-F), irrespective of any general incorporation language contained in such filing.”